Exhibit 23.3

                             James W. McLeod, P.Geo
                                 5382 Aspen Way
                          Delta, B.C., Canada, V4K 3S3
                               Phone: 604 946-6979
                                Fax: 604 946-6954
                               mcleodja@dccnet.com

U.S. Securities and Exchange Commission
450, 5th Street, NW
Washington, D.C. 20549

                                     CONSENT

I, James W. McLeod, P. Geo. (BC), License #18712, am the author of a Report entitled Review and Recommendations, Acid 1-4 Mineral Claims, Goldfield Project Area, Esmeralda County, Nevada, USA, dated February 2, 2007, prepared for Lucky Strike Explorations Inc.

This is to confirm that I consent to the filing of the Acid Property Report with the US Securities and Exchange Commission, namely a SB-2 registration statement.

I also consent to Lucky Strike Explorations Inc. distributing copies of the Report to its shareholders or prospective investors, and to the disclosure of the Report on their website for electronic viewing.

Dated at Delta, B.C., Canada, this 2nd day of February, 2007



                                           /s/ James W. McLeod
                                           ---------------------------
                                           Consulting Geologist